                                   EXHIBIT 23

                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Post-Effective Amendment No. 11 to Registration Statement No. 33-15017, Post-Effective Amendment No. 1 to Registration Statement No. 333-29111, Post-Effective Amendment No. 5 to Registration Statement No. 33-79014, Post-Effective Amendment No. 2 to Registration Statement No. 333-32455, and Post-Effective Amendment No. 2 to Registration Statement No. 333-33439 on Forms S-8 of our report dated May 7, 1998, appearing in this Annual Report on Form 10-K of Fresh Foods, Inc. for the fiscal year ended February 27, 1998.





DELOITTE & TOUCHE LLP

Charlotte, North Carolina
May 27, 1998